Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Mathew N. Hulett, and I, Bruce S. Rosenbloom, each certify to the best of our knowledge, based upon a review of the report on Form 10-Q for the quarter ended September 30, 2021 (the “Report”) of the Registrant, that:

(1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report, fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: November 2, 2021

By:	/s/ Mathew N. Hulett
Mathew N. Hulett
Chief Executive Officer and President

By:	/s/ Bruce S. Rosenbloom
Bruce S. Rosenbloom
Chief Financial Officer